EXHIBIT 99.1

EQT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 22, 2023 (the Closing Date), EQT Corporation and subsidiaries (EQT or the Company) completed its acquisition (the Acquisition) of the upstream assets from THQ Appalachia I, LLC (the Upstream Seller) and the gathering and processing assets from THQ-XcL Holdings I, LLC (the Midstream Seller and, together with the Upstream Seller, the Sellers) through the acquisition of all of the issued and outstanding membership interests of each of THQ Appalachia I Midco, LLC and THQ-XcL Holdings I Midco, LLC, pursuant to the Amended and Restated Purchase Agreement, dated December 23, 2022 (as amended, the Purchase Agreement), by and among EQT Corporation, EQT Production Company (a wholly-owned indirect subsidiary of EQT), the Upstream Seller, the Midstream Seller and the subsidiaries of the Sellers named on the signature pages thereto.

The purchase price for the Acquisition consisted of 49,599,796 shares of EQT Corporation common stock and approximately $2.4 billion in cash, subject to customary post-closing adjustments. The Company funded the cash portion of the consideration with $1.25 billion of borrowings under its term loan facility (the Term Loan Facility), $1.0 billion of cash on hand (including a portion of the proceeds from the Company's October 4, 2022 issuance of senior unsecured notes) and a $150 million cash deposit for the Acquisition previously placed in escrow.

The following unaudited pro forma condensed combined statement of operations (the pro forma statement of operations) has been prepared to reflect the effects of the Acquisition on the consolidated financial statements of EQT and is derived from:

•	the historical audited financial statements of EQT;

•	the historical unaudited financial statements of the Upstream Seller, which includes the accounts of the subsidiaries acquired by the Company in the Acquisition (the Upstream Companies); and

•	the historical unaudited financial statements of the Midstream Seller, which includes the accounts of the subsidiaries acquired by the Company in the Acquisition (the Midstream Companies).

The pro forma statement of operations is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations of EQT would have been had the Acquisition occurred on the date assumed nor is it necessarily indicative of future consolidated results of operations. The pro forma statement of operations should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined statement of operations;

•	the audited consolidated financial statements and accompanying notes of EQT contained in EQT's Annual Report on Form 10-K for the year ended December 31, 2023; and

•	the unaudited condensed consolidated financial statements and accompanying notes of the Upstream Seller and the Midstream Seller as of and for the six months ended June 30, 2023, which were filed as exhibits to EQT's Current Report on Form 8-K/A filed on October 30, 2023.

EQT Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2023

	EQT Historical	Upstream Seller Historical (1)	Midstream Seller Historical (1)	Upstream Seller and Midstream Seller Historical Stub Period (1)	Pro Forma Adjustments		Pro Forma Combined

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$5,044,768	$376,753	$—	$87,976	$—		$5,509,497
Gain on derivatives	1,838,941	137,841	—	18,276	1,512	(b)	1,996,570
Net marketing services and other	25,214	928	(90)	(284)	81,294	(a)	27,720
					(79,342)	(e)
Midstream	—	—	47,379	13,467	(60,846)	(a)	—
Processing	—	—	16,139	4,309	(20,448)	(a)	—
Total operating revenues	6,908,923	515,522	63,428	123,744	(77,830)		7,533,787
Operating expenses:
Transportation and processing	2,157,260	91,536	—	28,667	(79,342)	(e)	2,198,121
Production	254,700	38,813	—	8,874	16,369	(a)	314,579
					(4,177)	(c)
Exploration	3,330	4,931	—	—	(4,931)	(a)	3,330
Selling, general and administrative	236,171	37,445	10,495	4,490	(8,070)	(a)	279,951
					(580)	(b)
Depreciation and depletion	1,732,142	120,791	16,938	47,542	33,592	(d)	1,951,005
Loss (gain) on sale/exchange of long-lived assets	17,445	(1,009)	—	—	—		16,436
Impairment and expiration of leases	109,421	—	—	—	4,931	(a)	114,352
Other operating expenses	84,043	—	—	—	8,070	(a)	92,113
Midstream operating	—	277	9,956	2,551	(12,784)	(a)	—
Processing operating	—	—	2,661	924	(3,585)	(a)	—
Total operating expenses	4,594,512	292,784	40,050	93,048	(50,507)		4,969,887
Operating income	2,314,411	222,738	23,378	30,696	(27,323)		2,563,900
Income from investments	(7,596)	—	—	—	—		(7,596)
Dividend and other income	(1,231)	—	(37)	—	—		(1,268)
Loss on debt extinguishment	80	—	—	—	—		80
Interest expense, net	219,660	21,511	7,066	—	(28,577)	(b)	271,321
					51,661	(f)
Income before income taxes	2,103,498	201,227	16,349	30,696	(50,407)		2,301,363
Income tax expense	368,954	—	—	—	20,703	(g)	389,657
Net income	1,734,544	201,227	16,349	30,696	(71,110)		1,911,706
Less: Net loss attributable to noncontrolling interests	(688)	—	—	—	—		(688)
Net income attributable to EQT Corporation	$1,735,232	$201,227	$16,349	$30,696	$(71,110)		$1,912,394

Income per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	380,902						380,902
Net income attributable to EQT Corporation	$4.56						$5.02
Diluted:
Weighted average common stock outstanding	413,224						413,224
Net income attributable to EQT Corporation	$4.22						$4.65

(1)	The Upstream Seller Historical and Midstream Seller Historical columns include results for the period of January 1, 2023 through June 30, 2023 and the Upstream Seller and Midstream Seller Historical Stub Period column includes the results for the stub period of July 1, 2023 through August 21, 2023.

See accompanying notes to the unaudited pro forma condensed combined statement of operations.

EQT Corporation and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations

1.            Basis of Presentation

The pro forma statement of operations for the year ended December 31, 2023 has been prepared to reflect the effects of the Acquisition on the consolidated statement of operations of EQT. The pro forma statement of operations for the year ended December 31, 2023 is presented as if the Acquisition and the draw down of the Term Loan Facility had occurred on January 1, 2023. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Acquisition.

The Upstream Seller and the Midstream Seller historical amounts have been derived from their respective unaudited financial statements, which were each filed as exhibits to EQT's Current Report on Form 8-K/A filed on October 30, 2023. Certain Upstream Seller and Midstream Seller historical amounts have been reclassified to conform to EQT's financial presentation.

The pro forma statement of operations is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations of EQT would have been had the Acquisition occurred on the date assumed nor is it necessarily indicative of future consolidated results of operations.

2.            Pro Forma Adjustments and Assumptions

The pro forma adjustments are based on currently available information and certain estimates and assumptions that EQT believes are reasonable. The actual effects of the Acquisition will differ from the pro forma adjustments. A general description of the pro forma adjustments is provided below.

(a)	Pro forma reclassifications were made to conform to EQT's presentation, including:

i.	reclassification of lease abandonment expense from exploration expense to impairment and expiration of leases;

ii.	reclassification of $4.1 million and $4.0 million from the Upstream Seller and the Midstream Seller, respectively, from selling, general and administrative expense to other operating expenses;

iii.	reclassification of midstream and processing revenues to net marketing services and other revenues; and

iv.	reclassification of midstream operating and processing operating expenses to production expense.

(b)	Pro forma adjustments to eliminate certain accounts of the Upstream Seller and the Midstream Seller that EQT did not acquire or assume in the Acquisition, including:

i.	elimination of loss on derivatives of $1.5 million;

ii.	elimination of selling, general and administrative of $0.6 million; and

iii.	elimination of interest expense of $21.5 million and $7.1 million from the Upstream Seller and the Midstream Seller, respectively.

(c)	Pro forma adjustments to conform to EQT's accounting policy regarding the elimination of certain water-related lease operating expense from production expense.

(d)	Pro forma adjustments to increase depreciation and depletion expense from the Upstream Seller by $40.5 million and decrease depreciation and depletion expense from the Midstream Seller by $7.0 million due to the following:

i.	recalculation of the depletion rate due to the increase in the fair value of acquired property, plant and equipment;

ii.	depreciation of gathering, compression, measurement, processing and water pipeline assets over useful lives set in accordance with EQT's accounting policy; and

iii.	increase in accretion expense related to the higher asset retirement obligation liability, which was adjusted to reflect EQT's internal plugging cost estimates, discount rate and useful life estimates.

(e)	Pro forma adjustments to eliminate historical transactions between the Upstream Companies and the Midstream Companies, treated as intercompany transactions on a consolidated basis by EQT, including:

i.	elimination of transportation and processing expense of the Upstream Companies related to volumes gathered by the Midstream Companies; and

ii.	elimination of net marketing services and other revenue of the Midstream Companies related to volumes gathered on behalf of the Upstream Companies.

(f)	Pro forma adjustment to increase interest expense by the amount of incremental interest that the Company would have incurred had its draw down of the Term Loan Facility been completed on January 1, 2023.

(g)	Pro forma adjustment to increase income tax expense from the Upstream Seller and the Midstream Seller by $11.1 million and $9.6 million, respectively. Pro forma income tax adjustment reflects the income tax effects of the historical information of the Upstream Companies and the Midstream Companies as well as the income tax effects of the pro forma adjustments. The pro forma income tax adjustment related to the historical information of the Upstream Companies and the Midstream Companies is made to conform such historical information, which have been derived from a non-taxable flow through structure, to EQT's taxable corporate structure. The tax rate used to tax effect the pro forma adjustments was the statutory federal and apportioned statutory state tax rate, net of the federal benefit of state taxes, applied to pre-tax income.